                                                                    EXHIBIT 25.2


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ______________________

                         Pre-Effective Amendment No. 1

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                            _______________________

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)_______

                            _______________________

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

            New York                                      13-3818954
  (Jurisdiction of incorporation                       (I.R.S. Employer
   if not a U.S. national bank)                        Identification No.)

       114 West 47th Street                               10036-1532
        New York, New York                                (Zip Code)
       (Address of principal
        executive offices)

                            _______________________
                        Global Crossing Holdings, Ltd.
              (Exact name of obligor as specified in its charter)

             Bermuda                                        98-0186828
  (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                        Identification No.)

                            _______________________
                             Global Crossing, Ltd.
              (Exact name of obligor as specified in its charter)

             Bermuda                                        98-0189783
  (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                        Identification No.)

                            _______________________
                       Global Telesystems Holdings, Ltd.
          (Exact name of obligor as specified in its charter)

             Bermuda                                      Not Required
  (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                        Identification No.)

                            _______________________
                      Global Crossing International, Ltd.
          (Exact name of obligor as specified in its charter)

             Bermuda                                      Not Required
  (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                        Identification No.)

                            _______________________
                      Global Crossing Holdings U.K. Ltd.
          (Exact name of obligor as specified in its charter)

         United Kingdom                                   Not Required
  (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                        Identification No.)

                            _______________________
                      Global Crossing Marketing U.K. Ltd.
          (Exact name of obligor as specified in its charter)

         United Kingdom                                     Not Required
  (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                        Identification No.)

           Wessex House                                         HM12
          45 Reid Street                                     (Zip code)
         Hamilton, Bermuda
(Address of principal executive offices)

                            _______________________
                        Global Crossing Development Co.
          (Exact name of obligor as specified in its charter)

              Delaware                                       95-4670902
  (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                         Identification No.)

                            _______________________
                      Global Crossing Marketing USA Inc.
              (Exact name of obligor as specified in its charter)

              Delaware                                       95-4670978
  (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                         Identification No.)

          150 El Camino Drive                                  90212
              Suite 204                                      (Zip code)
           Beverly Hills, CA
 (Address of principal executive offices)

                            _______________________
                           Global Crossing Ltd., LDC
              (Exact name of obligor as specified in its charter)

           Cayman Islands                                    98-0167638
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                      Identification No.)

       c/o W.S. Walker & Company
              P.O. Box 265                                   (Zip code)
      Caledonian House, Mary Street
 Georgetown, Grand Cayman, Cayman Islands
 Address of principal executive offices)

                            _______________________
                         9-5/8% Senior Notes due 2008
                      (Title of the indenture securities)

                          GENERAL

1.   General Information
     -------------------

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York
                   (Board of Governors of the Federal Reserve System)
          Federal Deposit Insurance Corporation, Washington, D.C.
          New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

2.   Affiliations with the Obligor
     -----------------------------

     If the obligor is an affiliate of the trustee, describe each such affiliation.

          None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     Global Crossing Holdings, Ltd., Global Crossing, Ltd., Global Telesystems Holdings, Ltd., Global Crossing International, Ltd., Global Crossing Holdings U.K. Ltd., Global Crossing Marketing U.K. Ltd., Global Crossing Development Co., Global Crossing Marketing USA Inc. and Global Crossing Ltd., LDC currently are not in default. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.  List of Exhibits
     ----------------

     T-l.l  --  Organization Certificate, as amended, issued by the State of New
                York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-l.l to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

     T-1.2  --  Included in Exhibit T-1.1.

     T-1.3  --  Included in Exhibit T-1.l.

16.  List of Exhibits
     ----------------
     (cont 'd)

     T-1.4  --  The By-Laws of United States Trust Company of New York, as
                amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

     T-1.6  --  The consent of the trustee required by Section 321(b) of the
                Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7  --  A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

NOTE
----

As of September 28, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                             ____________________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 28th day of September 1998.


UNITED STATES TRUST COMPANY
     OF NEW YORK, Trustee

   /s/ Cynthia Chaney
By:______________________
   Cynthia Chaney
   Assistant Vice President


CC/kk

                                                                   Exhibit T-1.6
                                                                   -------------

       The consent of the trustee required by Section 321(b) of the Act.
                    United States Trust Company of New York
                             114 West 47th Street
                              New York, NY 10036


September 1, 1995


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,

UNITED STATES TRUST COMPANY
     OF NEW YORK

    /s/ Gerard F. Ganey
By:___________________
   Gerard F. Ganey
   Senior Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                                 JUNE 30, 1998
                                 -------------
                               ($ IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                           $   99,322

Short-Term Investments                               171,315

Securities, Available for Sale                       626,426

Loans                                              1,857,795
Less: Allowance for Credit Losses                     16,708
                                                 -----------
    Net Loans                                      1,841,087
Premises and Equipment                                59,304
Other Assets                                         122,476
                                                 -----------
    Total Assets                                  $2,919,930
                                                 ===========

LIABILITIES
-----------
Deposits:

  Non-Interest Bearing                            $  648,072
  Interest Bearing                                 1,646,049
                                                 -----------
   Total Deposits                                  2,294,121

Short-Term Credit Facilities                         306,807
Accounts Payable and Accrued Liabilities             144,419
                                                 -----------
   Total Liabilities                              $2,745,347
                                                 ===========

STOCKHOLDER'S EQUITY
--------------------
 Common Stock                                         14,995
 Capital Surplus                                      49,541
 Retained Earnings                                   107,703
 Unrealized Gains on Securities
   Available for Sale (Net of Taxes)                   2,344
                                                 -----------

Total Stockholder's Equity                           174,583
                                                 -----------
  Total Liabilities and
  Stockholder's Equity                            $2,919,930
                                                 ===========


I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

July 31, 1998